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                        October 31, 1996




General American Capital Company
700 Market Street
St. Louis, MO 63101

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A (File No. 33-10145) filed by General American Capital Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.
                              Very truly yours,

                              SUTHERLAND, ASBILL & BRENNAN

                              /s/ Stephen E. Roth

                              By:
                              Stephen E. Roth


                                    C-19